Exhibit 99.2
Preliminary 2008 First Quarter Results

Forward Looking Statements 1 In this presentation and in related comments by our management, our use of the words "expect," "anticipate," "estimate," "goal," "target," "believe," "improve," "intend," "potential," "continue," "designed," "opportunity," "risk," "may," "would," "could," "should" or similar expressions is intended to identify forward- looking statements that represent our current judgment about possible future events. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors. Such factors include, among others: our ability to realize production efficiencies, to achieve reductions in costs and to implement capital expenditures at levels and times planned by management; market acceptance of our products; shortages of and price increases for fuel; significant changes in the competitive environment and the effect of competition in our markets, including on our pricing policies; our ability to maintain adequate liquidity and financing sources and an appropriate level of debt; labor strikes or work stoppages at our facilities or at our key suppliers; financial difficulties of our key suppliers; adoption of new laws or changes in existing laws that may affect the production, licensing, distribution, cost or sale of our products; the final results of investigations and inquiries by the SEC; court approval of the settlement agreement with the UAW and UAW retirees related to the 2007 National Agreement; satisfaction of the conditions to the effectiveness of the post-retirement healthcare benefit plan contemplated by the 2007 National Agreement; changes in economic conditions, commodity prices, currency exchange rates or political stability in the markets in which we operate; possible downgrades for GMAC or ResCap by rating agencies; GMAC's inability to maintain adequate financing sources for its capital needs; and recent developments in the residential mortgage market, especially in the nonprime sector. The most recent reports on SEC Forms 10-K, 10-Q and 8-K filed by us or GMAC provide information about these and other factors, which may be revised or supplemented in future reports to the SEC on those forms.

First Quarter Operational Highlights 2 Global market share of 12.5%, down 0.5 p.p. vs. Q1 2007 Record GM sales in 3 of 4 regions driven by emerging markets growth Total automotive revenue of $42.1B, about flat as decline in North America offset growth in all other regions Improved adjusted automotive earnings before tax Unfavorably impacted by American Axle strike, but favorable offsets in commodity hedging and foreign exchange GMNA operations showed continued cost performance Approximately $0.5B of year-on-year structural cost savings related to manufacturing and people cost Material costs lower despite significant commodity headwinds Q1 gross automotive liquidity of $23.9B

American Axle Strike 3 Through end of Q1, GMNA incurred production losses related to American Axle strike of approximately 100k units Majority of impact is to full-size pickups and utilities, although also impact full-size vans and midsize trucks Q1 financial impact of approximately $0.8B EBT To date, strike has had minimal impact on GM's ability to meet customer demands GM will continue to proactively manage schedules across plants to maintain production to the extent possible

First Quarter Financial Highlights GAAP net loss of $(3.3)B, $(5.74) EPS Adjusted automotive earnings before tax (EBT) of $0.4B, up $0.2B vs. Q1 2007 (excluding Allison results) Adjusted net loss of $(350) million, $(0.62) EPS, excluding special items Adjusted GMAC results recognized by GM of $(0.3)B Adjusted automotive operating cash flow (OCF) of $(3.6)B Q1 gross automotive liquidity of $23.9B 4

First Quarter Adjusted Results 5 Refer to Supplemental Charts for reconciliation to GAAP figures

GMNA First Quarter Adjusted Results 6 2007 excludes results from Allison Transmission, recorded as Discontinued Operations

GMNA Vehicle Revenue Per Unit Calendar Year First Quarter Net Revenue Gross Revenue less Sales Incentives Vehicle revenue per unit excludes items such as daily rental accounting impact, Service Parts, OnStar, other outside sales 7 Adjusted to remove Allison. Refer to Supplemental Charts for reconciliation to GAAP figures Memo: Q4 '07 $21,915 Q3 '07 $21,605 Q2 '07 $21,375

GMNA Adjusted EBT - 2008 vs. 2007 $ Billions - Continuing Operations Only Q1 2007 Earnings Before Tax $(0.3) Volume (1.1) Mix (0.1) Price (0.5) Net Material 0.1 Pension / OPEB / Manufacturing 0.5 Hedging / Exchange 0.8 2008 Earnings Before Tax $(0.6) 8 2007 excludes results from Allison Transmission, recorded as Discontinued Operations (0.4) U.S. Industry (0.4) U.S. dealer stock (0.2) U.S. retail share (0.1) Daily rent reduction 0.6 Commodity hedging 0.2 Exchange 0.4 Manufacturing/attrition 0.1 Pension/OPEB (0.4) U.S. (primarily trucks) (0.1) Canada Memo: Impact of lost units from American Axle strike approximately $(0.8)B EBT 0.3 Material performance (0.2) Program majors

9 Q1 06 Q1 07 Q1 08 Industry SAAR 17.4 16.884 15.576 GM U.S. Dealer Inventory 1169 1079 875 GM U.S. Dealer Inventory Trend

Overview of Other Regions $1B of adjusted automotive EBT generated in other regions GM automotive revenue up +20% outside North America on unit sales records in all overseas regions 48% of global auto revenue generated in GME / GMLAAM / GMAP 64% of unit sales generated outside the U.S. GM share of 9.6% outside GMNA, up 0.1 p.p. vs. Q1 2007 GME revenue up 17% and adjusted EBT up $137 million GMLAAM revenue up by 33% and EBT doubled on continued strong industry growth and GM share gains GMAP revenue and EBT up strongly due to volume growth 10

Emerging Markets Growth Trends 11

GME First Quarter Adjusted Results 12

GMLAAM First Quarter Adjusted Results 13

GMAP First Quarter Adjusted Results 14

GMAC First Quarter Business Line Results 15

GMAC Auto Delinquency Trends 16 Q2 '06 Q3 '06 Q4 '06 Q1 '07 Q2 '07 Q3 '07 Q4 '07 Q1 '08 Managed 0.024825941 0.026617552 0.026132226 0.025186718 0.024565484 0.026298541 0.026815981 0.0242 Loans > 30 Days Past Due Q1 2008 2.45% 1.36% 1.84% 3.75% 2.42% Q1 2007 2.51% 1.53% 2.38% 3.87% 2.52% North Asia Latin America Europe Pacific America Global

Adjustments to Income 17 Exclusion of special items useful for: Management to measure operations Comparisons between reporting periods Investors to measure and assess company's core performance

GMAC Impairment 18 U.S. GAAP states that a loss in value of an investment that is other than temporary should be recognized GM conducted analysis to determine if there is impairment of our GMAC equity investment based on fair value Based on current market conditions, indicated value of common equity interest is $1.31B less than previous carrying value of $6.7B Driven by estimated market value of ResCap using market multiples of mortgage companies Current market pricing also indicates value for preferred equity interest is $0.14B less than previous carrying value of $1.0B GM recorded Q1 non-cash charges totaling $1.45B to impair both common and preferred equity interests Current GM carrying values for common and preferred interests now $5.4B and $0.9B, respectively

GM Liquidity Position 19 Liquidity position of $23.9B at March 31, 2008 Includes $0.7B of readily-available VEBA assets (i.e. short-term VEBA) Represents decrease of $(3.4)B from year-end 2007 Reflects negative adjusted automotive OCF driven primarily by lower Q1 production in GMNA, including impact of American Axle strike Additionally have access to about $7B of undrawn, committed U.S. credit facilities Total available liquidity of over $30B at the end of Q1 Net liquidity of $(16.2)B, $(4.1)B lower than year-end 2007 resulting from lower Q1 2008 cash balance

Automotive Gross / Net Liquidity 20 1 Q4 2005 - Q3 2006 Net Liquidity figures exclude GMAC related debt Q4'00 YE '01 Q4 '05 Q1 '06 Q2 '06 Q3 '06 Q4 '06 Q1 '07 Q2 '07 Q3 '07 Q4'07 Q1'08 Net Liquidity 5.2 4.8 4.8 3.5 -0.7 -13.833 -12.303 -11.394 -14.2 -12.323 -13.294 -12.093 -9.9 -12.1 -16.2 Gross Cash (incl. ST VEBA) 13.2 13 13.3 11.8 11.5 20.373 21.603 22.892 20.407 26.41 24.66 27.191 29.958 27.331 23.9 17.3 17.3 23 1 $ Billions

First Quarter Key Cash Flow Drivers 21 Q1 2008 adjusted automotive OCF of $(3.6)B Net OCF impact of American Axle strike estimated at approximately $(2.1)B for the quarter, $(1.3)B of which was related to managed working capital and accrued expenses Q1 2008 OCF unfavorable by $(3.8)B vs. Q1 2007 due primarily to: Unfavorable working capital variance Higher capital expenditures Lower sales allowance accruals and slightly higher payments

Automotive Cash Flow Summary Refer to Supplemental Charts for reconciliation to GAAP figures 22 * Earnings before Tax from Continuing Operations on a GAAP basis

Year-to-year Q1 variance in working capital mainly driven by impact of American Axle strike and timing related to certain accounts payable flows in Q1 2007 Working Capital and Accrued Expenses 23 Accrued Expenses and Other reflects timing of cash flows vs. accruals

U.S. Industry Outlook 24 U.S. economy is facing strong headwinds Aggressive monetary policies have reduced risk of a credit crunch; however with side effects of weakening dollar and surging oil prices Short-term industry conditions remain very challenging GM is revising its outlook for 2008 U.S. total industry outlook to the mid-to-high 15 million unit range Will continue to monitor closely, noting that some positive signs are evident Outside of housing, autos and finance, employment and investment are holding up Signs that housing activities may soon stabilize, albeit at low levels

Operating Actions - GM North America 25 Aligning capacity with demand Eliminated one shift of production at three full-size pickup truck plants and one full-size utility plant Continue to work on successful implementation of hourly attrition program and 2007 UAW contract Aligning inventory with demand Full-size pickup and utility inventory reduced - - consistent with market demand Total U.S. dealer inventory at end of April (estimated to be ~840k) at lowest April-ending level since 1983 Maximize success of recent new products Continue to deliver successful new products to the marketplace

Growth Strategies - Emerging Markets 26 Grow quickly and profitably in fastest growing markets Expand capacity in cost effective manner New assembly plants in Russia, India and Mexico New powertrain plants in Mexico, China and Brazil Working with partners to increase capacity Evaluating longer-term capacity increases Expand "lower cost" product portfolio Strong focus on brand building and distribution channels

Growth Strategies - GMLAAM Example 27 Adding assembly capacity in Mercosur region Shifts, line rate increases Adding assembly capacity in Andean region Line rate increase in Colombia Contracted assembly in Venezuela and Ecuador Adding flex fuel powertrain capacity in Brazil Distribution improvements in the Middle East Leveraging GM's global portfolio and manufacturing footprint

Delphi Update 28 Delphi unable to emerge under its Plan of Reorganization, as Plan Investors terminated their investment agreement on April 4 GM-Delphi Settlement Agreements and agreements with Delphi's labor unions remain in place but are not generally effective GM will agree to advance up to $650M to Delphi during 2008 in anticipation of effectiveness of the GM-Delphi Settlement Agreements Within amount GM would have paid had Delphi emerged from bankruptcy Would be concurrent with Delphi DIP extension GM would receive an administrative claim for advances GM continues to work with Delphi and its stakeholders to facilitate Delphi's efforts to emerge from bankruptcy Q1 charge of $0.7B primarily results from updated estimates reflecting uncertainty around nature, value, and timing of GM's recoveries Total of $8.3B in net Delphi-related charges taken to date

Outlook Second Quarter Volume and revenue growth overseas, particularly in key emerging markets Manage GMNA business in a more challenging environment Execute North American capacity actions Actively manage special risk factors (Delphi, GMAC / ResCap, American Axle) Looking Ahead Strong focus on managing business for cash flow Begin to see impact of current Special Attrition Program Execute key launches such as Chevrolet Traverse in North America and Opel Insignia in Europe Bring new capacity on-line in Mexico, Russia and India 29

Supplemental Charts The following supplemental charts are provided to reconcile adjusted financial data comprehended in the primary chart set with GAAP-based data (per GM's financial statements) and/or provide clarification with regard to definition of non-GAAP terminology

Reconciliation to Adjusted Net Income / EPS Q1 2008 S1

Reconciliation to Adjusted Net Income / EPS Q1 2007 S2

Reconciliation of GMNA Revenue Per Unit First Quarter S3 a). For GAAP reporting purposes, sales to other GM regions are eliminated whereas they are retained for managerial vehicle analysis b). Includes SPO parts, Powertrain engines, MSP, and Onstar service outside sales- excluded from managerial vehicle analysis c). Includes Interest Income, Daily Rental Income, and GM Credit Card Income- excluded from managerial vehicle analysis * Excludes revenue from Allison Transmission, classified as discontinued operations

Reconciliation of GMNA Revenue Per Unit Calendar Year S4 a). For GAAP reporting purposes, sales to other GM regions are eliminated whereas they are retained for managerial vehicle analysis b). Includes SPO parts, Powertrain engines, MSP, and Onstar service outside sales- excluded from managerial vehicle analysis c). Includes Interest Income, Daily Rental Income, and GM Credit Card Income- excluded from managerial vehicle analysis Note: Excludes revenue from Allison Transmission, classified as discontinued operations

Reconciliation of Automotive Cash Flow First Quarter S5